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                                                                       EXHIBIT 8





                                                               February 25, 1997


                      Re: Exchange of Trust-Originated Preferred Securities, Series C, for MBNA Corporation 7.50% Cumulative Preferred Stock, Series A


MBNA Corporation
Wilmington, Delaware 19884

MBNA Capital C
c/o MBNA Corporation
Wilmington, Delaware 19884

Ladies and Gentlemen:

              We have acted as special tax counsel ("Tax Counsel") to MBNA Corporation, a Maryland corporation (the "Corporation"), and MBNA Capital C, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (Registration No. 333-21181 (as amended, the "Registration Statement")) under the Securities Act of 1933, as amended, and with respect to: (i) the issuance of up to $150,000,000 of Trust-Originated Preferred Securities (the "Preferred Securities") in exchange (the "Exchange") for up to 6,000,000 shares of the Corporation's outstanding 7.50% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"); (ii) the issuance of the Junior Subordinated Debentures by the Corporation, pursuant to Junior Subordinated Indenture (the "Indenture") between the Corporation and
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The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Indenture Trustee"), to the Trust in exchange for the Series A Preferred Stock acquired by the Trust pursuant to the Exchange; and (iii) the issuance and sale of the Common Securities (the "Common Securities" and together with the Preferred Securities, the "Trust Securities") to the Corporation pursuant to the Trust's Amended and Restated Declaration of Trust (the "Declaration") between the Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein. The Preferred Securities will be offered to holders of the Series A Preferred Stock in exchange therefor pursuant to the Registration Statement.

              The Trust Securities are guaranteed by the Corporation with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Guarantee Agreement (the "Guarantee") between the Corporation and The Bank of New York, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders of the Trust Securities.

              All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

              In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) a form of the Indenture; (iii) a form of the Junior Subordinated Debentures; (iv) a form of the Declaration; (v) a form of the Guarantee; and (vi) forms of the Trust Securities. The forms of documents that we have reviewed (and
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relied upon) are the forms of such documents that were filed as exhibits to the
Registration Statement. In addition, we have relied upon certain other statements and representations contained in the Corporation's letter of representation attached hereto as Exhibit A. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

              In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the Junior Subordinated Debentures and the Securities will be consummated in accordance with the terms of the documents and forms of documents described herein .

              On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Declaration, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" and
(ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

              We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note
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that there is no authority directly on point dealing with securities such as the Preferred Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

              Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

              We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

              We hereby consent to the use of this opinion for filing as
Exhibit 8 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain United States Federal Income Tax Consequences" and "Validity of Securities".


                                             Very truly yours,

                                             /s/ SIMPSON THACHER & BARTLETT

                                             SIMPSON THACHER & BARTLETT
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                                                                       Exhibit A

                         [MBNA Corporation Letterhead]

                                                               February 25, 1997


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

              In connection with the Registration Statement on Form S-4 (Registration No. 333-01181 (as amended, the "Registration Statement") related to the issuance of up to $150,000,000 of 8.25% Trust-Originated Preferred Securities, Series C (the "Preferred Securities") by MBNA Capital C, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in exchange (the "Exchange") for up to 6,000,000 shares of MBNA Corporation's outstanding 7.50% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), Simpson Thacher & Bartlett, special tax counsel to the Trust and MBNA Corporation, a Maryland corporation (the "Corporation"), will render its opinion (the "Tax Opinion") with respect to certain material United States federal income tax consequences related to the Exchange and the issuance of the Preferred Securities. In connection with the issuance of the Tax Opinion, the undersigned, an officer of the Corporation, recognizing that Simpson Thacher & Bartlett will rely on this certificate in delivering the Tax Opinion, hereby certifies as of the date hereof as to the matters set forth in paragraphs one through six hereof, to the best of his or her knowledge and belief after due inquiry and investigation as to such matters. (Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to such terms in the Registration Statement.)

              1. The Corporation and the Trust intend to create a debtor-creditor relationship between the Corporation, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Junior Subordinated Debentures





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                      to the Trust by the Corporation, and the Corporation will
                      (i) record and at all times continue to reflect the Junior Subordinated Debentures as indebtedness on its separate books and records for financial accounting purposes and (ii) treat the Junior Subordinated
                      Debentures as indebtedness for all United States tax purposes.

              2. The sole assets of the Trust will be the Junior Subordinated Debentures.

              3. The Corporation has no present intent to exercise its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

              4. The Corporation believes that the likelihood that it would exercise its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures at any time during which the Junior Subordinated Debentures are outstanding is remote because of the restrictions that would be imposed on the Corporation's ability to pay dividends on its outstanding capital stock in the event it elected to defer payments of interest on the Junior Subordinated Debentures.

              5. The Preferred Securities issued by the Trust are expected to be rated "investment grade" by at least one nationally recognized statistical credit rating agency.

              6. The Corporation expects that it will be able to cause its wholly-owned subsidiaries to pay dividends to the Corporation in amounts and at times





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                      sufficient to enable the Corporation to make timely
                      payments of interest and principal on the Junior Subordinated Debentures.

              The Corporation acknowledges that if any of the foregoing certifications is inaccurate, the Tax Opinion may not accurately describe the proper United States federal income tax treatment of the Junior Subordinated Debentures or the Preferred Securities and the discussion set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" may not accurately describe the United States federal income tax consequences of the transactions described in the Registration Statement. The Corporation will promptly and timely notify Simpson Thacher & Bartlett if it discovers that any of the above certifications ceases to be true, correct or complete.


                                                       Very truly yours,

                                                       MBNA CORPORATION


                                                       /s/ Vernon H.C. Wright
                                                       ------------------------
                                                       By: Vernon H.C. Wright
                                                       Title: Executive Vice
                                                              President